UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2017

MAD CATZ INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Canada	001-14944	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10680 Treena Street, Suite 500

San Diego, California 92131

(Address of Principal Executive Offices)

(858) 790-5008

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 22, 2017, Mad Catz Interactive, Inc. (the “Company”) was notified by NYSE MKT LLC (the “NYSE MKT”) that, due to the “abnormally low trading price” of its common stock, the staff of NYSE MKT Regulation has determined that the Company is no longer suitable for listing pursuant to Section 1003 of the NYSE MKT Company Guide. Trading in the Company’s common stock on the NYSE MKT has been suspended and the NYSE MKT has determined to commence proceedings to delist the Company’s common stock.  The NYSE MKT will apply to the Securities and Exchange Commission to delist the Company’s common stock upon completion of all applicable procedures, including any appeal by the Company of the NYSE MKT Regulation staff’s decision.

Effective March 23, 2017, the common stock of the Company will commence trading on the OTC Pink marketplace under the symbol “MCZAF.” The Company can provide no assurance that its common stock will continue to trade on this market, whether broker-dealers will continue to provide public quotes of the Company’s common stock on this market, whether the trading volume of the Company’s common stock will be sufficient to provide for an efficient trading market or whether quotes for the Company’s common stock may be blocked by OTC Markets Group in the future.

Item 7.01	Regulation FD Disclosure

On March 23, 2017, the Company issued a press release announcing the NYSE MKT’s suspension of trading and commencement of delisting procedures, as described in Item 3.01. A copy of this press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 and the press release are being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibit be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

99.1

Press Release, dated March 23, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2017	MAD CATZ INTERACTIVE, INC.

	By:	/s/ DAVID MCKEON
Name: David McKeon
Its: Chief Financial Officer